UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

☑	Filed by the Registrant	☐	Filed by a party other than the Registrant

CHECK THE APPROPRIATE BOX:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

TRANE TECHNOLOGIES PLC

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

PAYMENT OF FILING FEE (CHECK ALL BOXES THAT APPLY):
☑	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Trane Technologies plc
Annual Meeting of Stockholders
June 2, 2022

Supplemental Information Regarding
Item 2 – Advisory Approval of the Compensation of Our
Named Executive Officers

Trane Technologies plc (the “Company”) is voluntarily supplementing the Company’s proxy statement (the “Proxy Statement”) for the Annual Meeting of Stockholders to be held on June 2, 2022 (the “Annual Meeting”), as filed with the Securities and Exchange Commission (“SEC”) on April 22, 2022 to update the base salary of one executive in the Summary Compensation Table. This supplemental information should be read in conjunction with the Proxy Statement, which should be read in its entirety.

Revised Text of the Proxy Statement

The base salary of Dave S. Regnery in the Summary Compensation Table on page 13 and page 60 is replaced with the following (revised text is in bold and underlined):

Name and Principal Position	Year	Salary ($)(a)	Bonus ($)	Stock Awards ($)(b)	Option Awards ($)(c)	Non-Equity Incentive Plan Compensation ($)(d)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(e)	All Other Compensation ($)(f)	Total ($)
D. S. Regnery Chair and Chief Executive Officer	2021	1,037,500	—	5,173,935	1,500,036	2,224,399	2,695,010	257,638	12,888,518
	2020	850,000	150,000	2,408,938	650,009	850,000	3,735,597	119,679	8,764,223
	2019	761,250	—	1,887,911	642,630	856,177	2,693,861	159,876	7,001,705